Exhibit 99.1

Contact:
Jonathan Lloyd Jones	Tricia Truehart
Vice President & CFO	Senior Associate
Columbia Laboratories, Inc.	The Trout Group LLC
(617) 639-1500	(646) 378-2593
FOR IMMEDIATE RELEASE

Columbia Laboratories, Inc. Announces Restatement of Previously-Issued Unaudited Interim Consolidated Financial Statements for the Three- and Nine-Month Periods Ended September 30, 2013

- Financial Statements Understated Net Income Due to Calculation Error -

BOSTON, MA – February 19, 2014—Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced a restatement of its previously-issued unaudited interim consolidated financial statements for the three- and nine-month periods ended September 30, 2013 due to a calculation error related to its common stock warrant expense, a non-cash item, for these periods.

Following a review of the financial statements, the Company discovered this calculation error, which resulted in the overstatement of the Company’s common stock warrant expense for the three- and nine-month periods ended September 30, 2013, and affects, among other things, its reported net (loss) income and net (loss) income per common share (basic and diluted). Accordingly, investors are cautioned not to rely on the Company’s historical financial statements, earnings press release dated November 7, 2013, and similar communications for the periods ended September 30, 2013.

Complex accounting rules address the measurement of the fair value of stock warrants. Management estimates the fair value of the common stock warrant liability quarterly by using the Black-Scholes option pricing model which is based on the Company’s stock price at the measurement date, exercise price of the warrants, risk-free rate and historical volatility. The Company currently has 621,275 warrants outstanding with an exercise price of $12.16. These warrants have an expiration date of April 30, 2015.

Based on its review to date, management anticipates that the restatement will result in the following corrections to the Company’s unaudited interim consolidated financial statements for the three- and nine-month periods ended September 30, 2013:

•	A $4.9 million favorable adjustment to net (loss) income, a non-cash item, which does not affect the Company’s reported cash balances or operating income;

•	A restatement of the Company’s previously reported net loss for the three month period ended September 30, 2013, resulting in net income of approximately $1.7 million for such period;

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories, Inc. Announces Restatement of Previously-Issued Unaudited Interim Consolidated Financial Statements for the Three- and Nine-Month Periods Ended September 30, 2013 – Financial Statements Understated Net Income Due to Calculation Error –

February 19, 2014	Page 2

•	A restatement of the Company’s previously reported net income for the nine month period ended September 30, 2013, resulting in net income of approximately $5.6 million for such period;

•	A restatement of the Company’s previously reported basic and diluted net loss per common share for the three month period ended September 30, 2013, resulting in basic and diluted net income per common share of $0.15 and $0.11, respectively, for such period;

•	A restatement of the Company’s previously reported basic and diluted net income per common share for the nine month period ended September 30, 2013, resulting in basic and diluted net income per common share of $0.51 and $0.46, respectively, for such period; and

•	A decrease to the Company’s previously reported common stock warrant liability, resulting in common stock warrant liability of approximately $0.7 million on the consolidated balance sheet as of September 30, 2013.

The $4.9 million favorable adjustment to net (loss) income does not change the Company’s non-GAAP adjusted net income or non-GAAP adjusted diluted net income per share, as previously reported in the Company’s earnings press release dated November 7, 2013.

The Company has determined that the calculation error described herein affects only the three- and nine-month periods ended September 30, 2013 and that the error has no impact on any prior period results. The Company is not currently aware of any other accounting errors requiring adjustment to any prior period financial statements, however, there can be no assurances that the Company or its independent registered public accounting firm will not find additional accounting errors requiring further adjustments in those or earlier periods.

In reaching the conclusion to restate its financial results, the Company’s management discussed the matters described in this press release with the Company’s independent registered public accounting firm and the audit committee of the Company’s Board of Directors.

The Company intends to file an amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which will restate the previously issued financial statements included therein. The Company intends to file this amended quarterly report as soon as reasonably practicable, but in any event prior to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories, Inc. Announces Restatement of Previously-Issued Unaudited Interim Consolidated Financial Statements for the Three- and Nine-Month Periods Ended September 30, 2013 – Financial Statements Understated Net Income Due to Calculation Error –

February 19, 2014	Page 3

The Company’s management is considering the effect of the restatement on the Company’s prior conclusions regarding the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures as of the end of the applicable period. The Company will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

About Columbia Laboratories

Columbia Laboratories, Inc. is a publicly traded company with a rich heritage in drug development. The Company’s revenue streams include sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 other countries worldwide, and revenues from its wholly-owned subsidiary Molecular Profiles™ Ltd., a U.K.-based provider of pharmaceutical formulation development and manufacturing services. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication and other communications by the Company may contain forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements included in this press release include, among other things, those related to completion of the restatement described above. Other factors that may cause our future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; successful development by Actavis of a next-generation vaginal progesterone product for the U.S. market; Molecular Profiles’ ongoing ability to retain current and attract new customers; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA, MHRA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; the strength of the United States dollar relative to international currencies, particularly the British pound and the euro; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2012. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S.

Molecular Profiles™ is a trademark of Molecular Profiles Ltd., a wholly-owned subsidiary of Columbia Laboratories, Inc.

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4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com